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FIRM / AFFILIATE OFFICES
May 9, 2007 CNET Networks, Inc. 235 Second Street San Francisco, California 94105	Barcelona	New Jersey
	Brussels	New York
	Chicago	Northern Virginia
	Frankfurt	Orange County
	Hamburg	Paris
	Hong Kong	San Diego
	London	San Francisco
	Los Angeles	Shanghai
	Madrid	Silicon Valley
	Milan	Singapore
	Moscow	Tokyo
	Munich	Washington, D.C.

Ladies and Gentlemen:

Re:	Registration Statement on Form S-8;
7,600,000 Shares of Common Stock, par value $.0001 per share.

We have acted as special counsel to CNET Networks, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 7,600,000 shares of common stock, $.0001 par value per share (the “Shares”), issuable under the Company’s Amended and Restated 2004 Incentive Stock Award Plan (the “Plan”). The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the terms (including the exercise price and exercise period) and form of the option or options pursuant to which the Shares will be issued are determined by resolution of the Company’s Board of Directors, or a duly authorized committee thereof, in accordance with the Plan, when the person or persons entitled to receive Shares and the number of Shares to be issued to such person or persons pursuant to the options or stock awards granted under the Plan are determined by resolution of the Company’s Board of Directors, or a duly authorized committee thereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, or certificates representing the Shares (in the form of the specimen certificate filed as an exhibit to the Company’s most recent Annual Report on Form 10-K) have been manually signed by an authorized officer of the

CNET Networks, Inc.

May 9, 2007

transfer agent and registrar therefor, and when the Shares have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Plan, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham and Watkins LLP